                                                                    Exhibit 4.15

                                                                     [Execution]

                 AMENDMENT NO. 14 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 14 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of July 20, 2007, by and among Handy & Harman, a New York corporation ("Parent"), OMG, Inc., a Delaware corporation formerly known as
Olympic Manufacturing Group, Inc. ("OMG"), Continental Industries, Inc., an
Oklahoma corporation ("Continental"), Maryland Specialty Wire, Inc., a
Delaware corporation ("Maryland Wire"), Handy & Harman Tube Company, Inc., a
Delaware corporation ("H&H Tube"), Camdel Metals Corporation, a Delaware
corporation ("Camdel"), Canfield Metal Coating Corporation, a Delaware
corporation ("Canfield"), Micro-Tube Fabricators, Inc., a Delaware
corporation ("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation
("Indiana Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"),
Handy & Harman Electronic Materials Corporation, a Florida corporation ("H&H
Electronic"), Sumco Inc., an Indiana corporation ("Sumco"), OMG Roofing,
Inc., a Delaware corporation ("OMG Roofing" and together with Parent, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas, H&H Electronic and Sumco, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation
("ele"), Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel
Radiator Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group,
Inc., a Delaware corporation ("H&H Auto"), Handy & Harman International,
Ltd., a Delaware corporation ("H&H International"), Handy & Harman Peru,
Inc., a Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a Delaware corporation
("Pal-Rath"), Platina Laboratories, Inc., a Delaware corporation ("Platina"),
Sheffield Street Corporation, a Connecticut corporation ("Sheffield"), SWM,
Inc., a Delaware corporation ("SWM"), Willing B Wire Corporation, a Delaware corporation ("Willing" and together with H&H Canada, ele, Alloy, Daniel, H&H
Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined)
acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders (collectively, "Lenders").

                              W I T N E S S E T H:

      WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and
Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security
Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security
Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security
Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security
Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security

Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and
Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and
Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006,
Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006,
Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006,
Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December
28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, and Amendment No. 13 and Waiver to Loan and Security
Agreement, dated as of March 29, 2007 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the
"Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the
"Financing Agreements");

      WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement and the other Financing
Agreements, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

      NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

      1. DEFINITIONS.

            (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

                  (i) "Amendment No. 14" shall mean this Amendment No. 14 to
Loan and Security Agreement by and among Borrowers, Guarantors, Agent and
Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (ii) "Amendment No. 14 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of this
Amendment shall have been satisfied or shall have been waived by Agent.

                  (iii) "Bank Product Provider" shall mean any Lender, Affiliate of Lender or other financial institution (in each case as to any such Lender,
Affiliate or other financial institution to the extent approved by Agent) that provides any Bank Products to Borrowers or Guarantors.

                  (iv) "Bank Products" shall mean any one or more of the
following types or services or facilities provided to a Borrower or Guarantor by a Bank Product Provider: (a) credit cards or stored value cards, and (b) cash management or related services, including (1) the automated clearinghouse transfer of funds for the account of a Borrower or Guarantor pursuant to agreement or overdraft for any accounts of Borrowers or Guarantors maintained at
Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent or such Bank
Product Provider is a party, as applicable, and (2) controlled disbursement services. Any of the foregoing shall only be included in the definition of the term "Bank Products" to the extent that the Bank Product Provider has been approved by Agent.

                  (v) "Commodity Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under commodity swaps, commodity futures contracts, options on commodity futures contracts, commodity options, and other agreements or arrangements designed to protect such Person against fluctuations in commodity values.

                  (vi) "Parcel Sale Proceeding" shall mean the litigation
currently pending against Parent in the Superior Court of Fairfield County,
Connecticut resulting from the sale by Parent of a certain parcel of real property in December 2003.

                  (vii) "Parcel Sale Reserve Amount" shall mean the amount of
$3,520,200, LESS (A) an amount equal to the amount of any payment by Parent to the plaintiff in the Parcel Sale Proceeding or to an escrow account pursuant to any settlement agreement in connection with the Parcel Sale Proceeding, which reduction shall be effective upon the receipt by Agent, in form and substance reasonably satisfactory to Agent, of evidence of any such payment, and (B) any amounts held or restrained by a financial institution pursuant to that certain
Order of Prejudgment Attachment entered by the Superior Court of Fairfield
County, Connecticut on December 18, 2006 in connection with the Parcel Sale
Proceeding and/or that certain Notice of Bank Attachment/Garnishment dated May
21, 2007 by the State Marshal of Fairfield County, Connecticut to JPMorgan Chase
Bank, or otherwise garnished and restrained in connection with the H&H East
Parcel Proceeding; PROVIDED, HOWEVER, the Parcel Sale Reserve Amount shall be reduced to $0 in the event that the judgment against Parent in the Parcel Sale
Proceeding is overturned, satisfied or otherwise vacated."

                  (viii) "Secured Parties" shall mean, collectively, (a) Agent,
(b) Lenders, and (c) Bank Product Providers (to the extent approved by Agent).

            (b) AMENDMENTS TO DEFINITIONS.

                  (i) EBITDA. The definition of "EBITDA" in Section 1.32 of the
Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  "1.32 `EBITDA' shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, PLUS (b) depreciation and amortization for such period (to the extent deducted in the computation of
            Consolidated Net Income of such Person), all in accordance with

            GAAP, PLUS (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such
            Person), PLUS (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), PLUS (e) the Specified OMG Roofing EBITDA Amount (if
            any) for such period, PLUS (f) non cash accruals for such period for environmental liabilities with respect to the Shpack landfill site located in Attleboro, Massachusetts (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals does not exceed $1,538,000), PLUS (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), PLUS (h) non cash accruals for such period for audit fees incurred in 2007 for the fiscal year 2006 audit of such Person (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2)
            the aggregate amount of all such accruals does not exceed
            $1,000,000), PLUS (i) a one-time non-cash charge incurred during fiscal year 2007 in connection with the redesign of the
            post-retirement medical benefits owing to union employees of
            Canfield (to the extent that (1) such losses were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of such losses does not exceed
            $727,252), MINUS (j) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net
            Income of such Person for such period), MINUS (k) cash expenses incurred during such period in connection with environmental liabilities with respect to the Shpack landfill site located in
            Attleboro, Massachusetts, MINUS (l) cash expenses incurred during such period in connection with the redesign of the post-retirement medical benefits owing to union employees of Canfield during fiscal year 2007."

                  (ii) EXCESS AVAILABILITY. The definition of "Excess
Availability" in Section 1.46 of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of such definition:

                  ", PLUS (v) the amount equal to (A) the aggregate amount of the proceeds of the loans or advances which have been received by Parent from Tranche B Term Loan Lenders under Section
                  9.9(f) hereof on or after the Amendment No. 14 Effective Date for purposes of the loans or advances permitted to be made by
                  Parent to WHX pursuant to Sections 9.10(l) or (m) hereof or the distributions permitted to be made by Parent to WHX
                  pursuant to Sections 9.11(e) or (f) hereof and which have not been provided by Parent to WHX in the form of loans or
                  advances pursuant to Sections 9.10(l) or (m) hereof or
                  distributions pursuant to Sections 9.11(e) or (f) hereof, LESS
                  (B) the Parcel Sale Reserve Amount".

                  (iii) OBLIGATIONS. The definition of "Obligations" in Section
1.89 of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of such definition:

                  "and for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to
            Agent or any Bank Product Provider arising under or pursuant to any
            Bank Products, whether now existing or hereafter arising, PROVIDED,
            THAT, (a) any Bank Product Provider, other than Wachovia and its
            Affiliates, shall have delivered written notice to Agent that (i)
            such Bank Product Provider has entered into a transaction to provide
            Bank Products to a Borrower or Guarantor and (ii) the obligations arising pursuant to such Bank Products provided to such Borrower or
            Guarantor constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing and (b) in no event shall any Bank
            Product Provider to whom such obligations, liabilities or
            indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.3(b), 12.6, 12.7. 12.9, 12.12,
            and 13.6 hereof".

                  (iv) RESERVES. The definition of "Reserves" in Section 1.119 of the Loan Agreement is hereby amended by inserting the following sentence at the end of the second sentence of such definition:

                  "Without limiting the generality of the foregoing, Reserves may, at Agent's option, be established to reflect obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as Agent or such Bank
            Product Provider may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any
            Collateral."

            (c) INTERPRETATION. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

      2. GRANT OF SECURITY INTEREST. Section 5.1 of the Loan Agreement is hereby amended by (a) deleting each reference to "Lenders" and replacing it with "the other Secured Parties" and (b) deleting each reference to "any Lender" and replacing it with "any other Secured Party".

      3. PAYMENTS.

            (a) Section 6.4(a) of the Loan Agreement is hereby amended by deleting clause "ninth" from the second sentence of such Section in its entirety and replacing it with the following:

                  "NINTH, to pay or prepay in full any other Obligations
            (including any Obligations arising under or pursuant to any Bank
            Products on a pro rata basis), whether or not then due, in such order and manner as Agent determines".

            (b) Section 6.4(a) of the Loan Agreement is hereby amended by deleting clause "eleventh" from the third sentence of such Section in its entirety and replacing it with the following:

                  "ELEVENTH, to pay or prepay in full any other Obligations
            (including the Early Termination Fee but excluding any Obligations arising under or pursuant to any Bank Products), whether or not then due, in such order and manner as Agent determines; and TWELFTH, to pay or prepay in full any Obligations arising under or pursuant to any Bank Products on a pro rata basis".

      4. BANK PRODUCTS. Section 6 of the Loan Agreement is hereby amended by adding the following new Section 6.12 to the end of such Section:

                  "6.12 BANK PRODUCTS. Borrowers and Guarantors, or any of their
            Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank
            Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and
            Guarantors or any of their Subsidiaries that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective
            Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section
            6.12 shall survive the payment of the Obligations and the
            termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank
            Product Providers (a) is in the sole discretion of such Bank Product
            Provider, and (b) is subject to all rules and regulations of such
            Bank Product Provider."

      5. COLLATERAL REPORTING. Section 7.1(a)(iii) of the Loan Agreement is
hereby amended by (a) deleting "and" appearing at the end of clause (F) of such
Section, (b) inserting "and" appearing at the end of clause (G) of such Section and (c) adding the following new clause (H) at the end of such Section:

                  "(H) a description of all arrangements relating to Commodity
            Hedging Obligations (including all liabilities and potential liabilities owing to securities and commodities intermediaries)
            entered into during the immediately preceding month and the cash and cash equivalents and other assets of Borrowers and Guarantors held by such intermediaries, brokers and dealers;".

      6. ENCUMBRANCES.

         (a) Section 9.8(a) of the Loan Agreement is hereby amended by deleting the reference to "Lenders" and replacing it with "the other Secured Parties".

         (b) Section 9.8 of the Loan Agreement is hereby amended by (a) deleting
"and" appearing at the end of subsection (m) of such Section, (b) deleting the period appearing at the end of subsection (n) of such Section and replacing it with "; and" and (c) adding the following new subsection (o) at the end of such
Section:

               "(o) liens of a single commodities intermediary securing
         Indebtedness of Parent permitted under Section 9.9(m) hereof; PROVIDED,
         THAT, (i) such liens do not at any time encumber any assets other than assets held in the commodities account established in accordance with
         Section 9.9(m) hereof and (ii) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property
         Control Agreement with respect to such commodities account, duly authorized, executed and delivered by Parent and such commodities intermediary,."

      7. INDEBTEDNESS.

         (a) Section 9.9(c) of the Loan Agreement is hereby amended by deleting the reference to "Lenders" and replacing it with "the other Secured Parties".

         (b) Section 9.9(f)(i) of the Loan Agreement is hereby amended by deleting the reference to "$90,000,000" and replacing it with "$97,015,797".

         (c) Section 9.9(f) of the Loan Agreement is hereby further amended by deleting the phrase "as in effect on the date hereof, as amended by Consent to
Loan and Security Agreement, dated as of August 31, 2004, Loan and Security
Agreement Amendment, October 29, 2004, Amendment No. 2 to Loan and Security
Agreement, dated as of May 20, 2005 and Consent, dated as of September 8, 2005"
from each place it appears in such Section and replacing it with "as in effect on the Amendment No. 14 Effective Date".

         (d) Section 9.9 of the Loan Agreement is hereby amended by (a) deleting
"and" appearing at the end of subsection (k) of such Section, (b) deleting the period appearing at the end of subsection (l) of such Section and replacing it with "; and" and (c) adding the following new subsection (m) at the end of such
Section:

                  "(m) Indebtedness of Parent to a single commodities
            intermediary and its affiliates in respect of Commodity Hedging
            Obligations (including, without limitation, any commodities account maintained with a broker-dealer) which do not increase the amount of such Indebtedness or other obligations of Parent outstanding other than as a result of fluctuations in commodity prices or by reason of fees and expenses payable in connection therewith, PROVIDED, THAT, each of the following conditions is satisfied as determined by
            Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent, (ii) such Commodity Hedging
            Obligations shall be incurred (and such commodities account shall be established and utilized) by Parent in the ordinary course of business and consistent with past practice, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such
            Indebtedness, (iv) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control

            Agreement with respect to such commodities account, duly authorized, executed and delivered by Parent and such commodities intermediary,
            (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) Parent shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that,
            Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner which is not adverse to the interests of Agent, any Lender, any Borrower or any Guarantor
            in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Parent shall furnish to Agent all notices or demands in connection with such
            Indebtedness either received by Parent or on its behalf promptly after the receipt thereof, or sent by Parent or on its behalf concurrently with the sending thereof, as the case may be."

      8. LOANS, INVESTMENTS, ETC. Section 9.10 of the Loan Agreement is hereby amended by (a) deleting "and" appearing at the end of subsection (j) of such
Section, (b) deleting the period appearing at the end of subsection (k) of such
Section and replacing it with a semicolon, and (c) adding the following new subsections (l) and (m) at the end of such Section:

                  "(l) unsecured loans or advances by Parent to WHX on or after the Amendment No. 14 Effective Date with the proceeds of loans or advances made by Tranche B Term Loan Lenders permitted under Section
            9.9(f) hereof, PROVIDED, THAT, (i) the sum of the aggregate outstanding principal amount of all such loans and advances plus the aggregate amount of all distributions made by Parent to WHX permitted under Section 9.11(e) hereof shall not at any time exceed the difference between (x) $5,689,276 minus (y) the Parcel Sale
            Reserve Amount, (ii) any such loan or advance by Parent to WHX shall be made within sixty (60) days following (x) the receipt by Parent of cash proceeds of a loan or advance made by Tranche B Term Loan
            Lenders to Parent pursuant to Section 9.9(f) hereof and/or (y) a reduction in the Parcel Sale Reserve Amount in accordance with the definition thereof, (iii) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans and advances, if any, as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iv) the Indebtedness arising pursuant to such loans and advances, if any, shall be not evidenced by a promissory note or other instrument unless the single originals of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, and (v)
            as of the date of each such loan or advance and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

                  "(m) unsecured loans or advances by Parent to WHX on or after the Amendment No. 14 Effective Date with the proceeds of loans or advances made by Tranche B Term Loan Lenders permitted under Section

            9.9(f) hereof, which loans shall be in addition to and not in limitation of the loans and advances permitted under Section 9.10(l)
            hereof; PROVIDED, THAT, (i) the sum of the aggregate outstanding principal amount of the loans and advances by Parent to WHX permitted under Section 9.10(l) hereof plus the distributions by
            Parent to WHX permitted under Section 9.11(e) hereof is equal to (x)
            $5,689,276 minus (y) the Parcel Sale Reserve Amount, (ii) the sum of the aggregate outstanding principal amount of such loans and advances plus the distributions by Parent to WHX permitted under
            Section 9.11(f) hereof shall not at any time exceed $1,700,000,
            (iii) within sixty (60) days prior to making any such loan or advance to WHX, Parent shall have received cash proceeds of a loan or advance made by Tranche B Term Loan Lenders in an amount equal to or greater than the amount of such loan or advance, (iv) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to
            Agent of the outstanding amount of such loans and advances, if any, as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (v)
            the Indebtedness arising pursuant to such loans and advances, if any, shall be not evidenced by a promissory note or other instrument unless the single originals of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, and (vi) as of the date of each such loan or advance and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing."

      9. DIVIDENDS AND REDEMPTIONS. Section 9.11 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of subsection (d) of such Section and replacing it with a semicolon, and (b) adding the following new subsections (e) and (f) at the end of such Section:

                  "(e) Parent may make distributions to WHX on or after the
            Amendment No. 14 Effective Date with the proceeds of loans or advances made by Tranche B Term Loan Lenders permitted under Section
            9.9(f) hereof, PROVIDED, THAT, (i) the sum of the aggregate amount of all such distributions plus the aggregate principal amount of all loans and advances made by Parent to WHX permitted under Section
            9.10(l) hereof shall not at any time exceed the difference between
            (x) $5,689,276 minus (y) the Parcel Sale Reserve Amount, (ii) any such distribution by Parent to WHX shall be made within sixty (60)
            days following (x) the receipt by Parent of cash proceeds of a loan or advance made by Tranche B Term Loan Lenders to Parent pursuant to
            Section 9.9(f) hereof and/or (y) a reduction in the Parcel Sale
            Reserve Amount in accordance with the definition thereof, (iii)
            within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the amount of distributions, if any, made to WHX pursuant to this Section as of the last day of the immediately preceding month, (iv) such distribution shall be paid with funds legally available therefor and shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such

            Borrower or Guarantor or its or their property are bound, and (v) as of the date of each such distribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

                  (f) Parent may make distributions to WHX on or after the
            Amendment No. 14 Effective Date with the proceeds of loans or advances made by Tranche B Term Loan Lenders permitted under Section
            9.9(f) hereof, which distributions shall be in addition to and not in limitation of the distributions permitted under Section 9.11(e)
            hereof; PROVIDED, THAT, (i) the sum of the distributions by Parent to WHX permitted under Section 9.11(e) hereof plus the outstanding principal amount of the loans and advances by Parent to WHX permitted under Section 9.10(l) hereof is equal to (x) $5,689,276 minus (y) the Parcel Sale Reserve Amount, (ii) the sum of such distributions plus the aggregate outstanding principal amount of the loans and advances by Parent to WHX permitted under Section 9.10(m)
            hereof shall not at any time exceed $1,700,000, (iii) within sixty
            (60) days prior to making any such distribution to WHX, Parent shall have received cash proceeds of a loan or advance made by Tranche B
            Term Loan Lenders in an amount equal to or greater than the amount of such distribution, (iv) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the amount of distributions, if any, made to WHX pursuant to this Section as of the last day of the immediately preceding month, (v) such distribution shall be paid with funds legally available therefor and shall not violate any law or regulation or the terms of any indenture, agreement or
            undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (vi) as of the date of each such distribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing."

      10. TRANSACTION WITH AFFILIATES. Section 9.12 of the Loan Agreement is
hereby amended by (a) deleting "and" appearing at the end of subsection
9.12(b)(ii), (b) deleting the period appearing at the end of subsection
9.12(b)(iii) and replacing it with "; and" and (c) adding the following new subsection 9.12(b)(iv) at the end of such Section.

                  "(iv) the loans and advances by Parent to WHX made in
            accordance with Sections 9.10(l) and 9.10(m) hereof and the distributions by Parent to WHX made in accordance with Sections
            9.11(e) and 9.11(f) hereof."

      11. Term. Section 13.1(a) of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of the third sentence of such Section:

                  "and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the Bank Product Provider providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank
            Product Provider)".

                                       10

      12. SCHEDULES TO LOAN AGREEMENT. The Loan Agreement is hereby amended by deleting Schedule 1.24 to the Loan Agreement and replacing it with the Schedule set forth on Schedule 1 attached to this Amendment.

      13. CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            (a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

            (b) Agent shall have received, in form and substance satisfactory to
Agent, a true, correct and complete copy of Amendment No. 11 to Loan and
Security Agreement (the "Tranche B Amendment"), duly authorized, executed and delivered by Tranche B Term Loan Agent, Borrowers and Guarantors, which shall be in full force and effect;

            (c) Agent shall have received, in form and substance satisfactory to
Agent, a true and correct copy of any consent, waiver or approval to or of this
Amendment or any other Amendment Documents (as hereinafter defined) which any
Borrower or Guarantor is required to obtain from any other Person; and

            (d) no Default or Event of Default shall exist or have occurred and be continuing.

      14. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of
Loans and providing Letter of Credit Accommodations to Borrowers:

            (a) each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material
Adverse Effect;

            (b) this Amendment, each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith
(collectively, together with this Amendment, the "Amendment Documents"), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the Amendment No. 14 Effective Date, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles;

                                       11

            (c) the execution, delivery and performance of this Amendment and the other Amendment Documents, (i) are all within each Borrower's and
Guarantor's corporate powers and (ii) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Agreement and the PBGC Agreements) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

            (d) neither the execution and delivery of this Amendment and the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by
Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or
Guarantor, except as expressly permitted under Section 9.9 of the Loan
Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan
Agreement and the PBGC Agreements), and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or
Guarantor;

            (e) No action of, or filing with, or consent of any Governmental
Authority, and no approval or consent of any other third party that has not been obtained, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the other
Amendment Documents;

            (f) all of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the Amendment No. 14 Effective
Date as if made on the Amendment No. 14 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

            (g) the Tranche B Amendment has been executed and delivered by all parties thereto and is in full force and effect; and

            (h) after giving effect to the waivers provided by this Amendment, no Default or Event of Default exists or has occurred and is continuing.

      15. GENERAL RELEASE. Each Borrower and Guarantor may have certain Claims
(as hereinafter defined) against the Released Parties (as hereinafter defined)
regarding or relating to the Loan Agreement or the other Financing Agreements.
Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each
Borrower and Guarantor makes the release contained in this Section. In consideration of Agent's and Lenders' entering into this Amendment and agreeing

                                       12

to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each
Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this
Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such
Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the
Released Parties, or any of them, occurring prior to the date on which this
Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the
Obligations, the Loan Agreement or any of the other Financing Agreements
(collectively, all of the foregoing are the "Claims"). Each Borrower and
Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the
Released Parties which on the date hereof would be the basis of a claim by such
Borrower or Guarantor against the Released Parties which is not released hereby.
Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

      16. EFFECT OF THIS AGREEMENT. Except as expressly amended or waived pursuant hereto, no other changes, waivers or modifications to the Financing
Agreements are intended or implied, and in all other respects the Financing
Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 14 Effective Date. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this
Amendment shall control.

      17. FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes hereof.

      18. GOVERNING LAW. The validity, interpretation and enforcement of this
Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

      19. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                                       13

      20. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

      21. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       14

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

                                 AGENT

                                 WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                 Agent

                                 By: /s/ Sang H. Kim
                                    --------------------------------------------

                                 Title: Vice President
                                       -----------------------------------------

                                 LENDERS

                                 WACHOVIA BANK, NATIONAL ASSOCIATION

                                 By: /s/ Sang H. Kim
                                    --------------------------------------------

                                 Title: Vice President
                                       -----------------------------------------

                                 TEXTRON FINANCIAL CORPORATION

                                 By: /s/ Norbert Schmidt
                                    --------------------------------------------

                                 Title: Senior Account Executive
                                       -----------------------------------------

                                 BANK OF AMERICA, N.A.

                                 By: /s/ Cynthia G. Stannard
                                    --------------------------------------------

                                 Title: Sr. Vice President
                                       -----------------------------------------

                                 ABLECO FINANCE LLC

                                 By: /s/ Dan Wolf
                                    --------------------------------------------

                                 Title: Sr. Vice President
                                       -----------------------------------------

                                 FORTRESS CREDIT FUNDING III LP

                                 By:  Fortress Credit Funding III GP LLC,
                                      its General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                 FORTRESS CREDIT FUNDING II LP

                                 By:  Fortress Credit Funding II GP LLC, its
                                      General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                                 FORTRESS CREDIT FUNDING IV LP

                                 By:  Fortress Credit Funding IV GP LLC, its
                                      General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                                 FORTRESS CREDIT OPPORTUNITIES II LP

                                 By: Fortress Credit Opportunities II GP LLC,
                                     its General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                 BORROWERS

                                 HANDY & HARMAN

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & CEO
                                       -----------------------------------------

                                 OMG, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CONTINENTAL INDUSTRIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 MARYLAND SPECIALTY WIRE, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN TUBE COMPANY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CAMDEL METALS CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CANFIELD METAL COATING CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                 MICRO-TUBE FABRICATORS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 INDIANA TUBE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 LUCAS-MILHAUPT, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN ELECTRONIC MATERIALS
                                 CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SUMCO INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 OMG ROOFING, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                 GUARANTORS
                                 HANDY & HARMAN OF CANADA, LIMITED

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ELE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ALLOY RING SERVICE INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 DANIEL RADIATOR CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 H&H PRODUCTIONS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN AUTOMOTIVE GROUP, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN INTERNATIONAL, LTD.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                 HANDY & HARMAN PERU, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 KJ-VMI REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PAL-RATH REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PLATINA LABORATORIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SHEFFIELD STREET CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SWM, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 WILLING B WIRE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                   SCHEDULE 1
                                       TO
                 AMENDMENT NO. 14 TO LOAN AND SECURITY AGREEMENT

                                  SCHEDULE 1.24
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                   COMMITMENTS

------------------------------------------------------------------------------------------------

                            Commitment for
                             Supplemental        Commitment        Commitment         Total
         Lender               Term Loans      for Term B Loans  for Other Loans    Commitment
                              ----------      ----------------  ---------------    ----------
------------------------------------------------------------------------------------------------

Wachovia Bank, National        $7,000,000                 $0      $42,000,000     $49,000,000
Association
------------------------------------------------------------------------------------------------

Textron Financial                      $0                 $0      $14,500,000     $14,500,000
Corporation
------------------------------------------------------------------------------------------------

Bank of America, N.A.                  $0                 $0      $19,500,000     $19,500,000
------------------------------------------------------------------------------------------------

Ableco Finance LLC                     $0        $21,000,000               $0     $21,000,000
------------------------------------------------------------------------------------------------

Fortress Credit                        $0        $16,800,000               $0     $16,800,000
Funding III LP
------------------------------------------------------------------------------------------------

Fortress Credit                        $0         $2,100,000               $0      $2,100,000
Funding II LP
------------------------------------------------------------------------------------------------

Fortress Credit                        $0         $1,100,000               $0      $1,100,000
Funding IV LP
------------------------------------------------------------------------------------------------

Fortress Credit                        $0         $1,000,000               $0      $1,000,000
Opportunities II LP
------------------------------------------------------------------------------------------------

      Totals............       $7,000,000        $42,000,000      $76,000,000    $125,000,000
------------------------------------------------------------------------------------------------